EXHIBIT 10.16

LEASE AMENDMENT

DATED:    December 19, 2000

BETWEEN:	PACIFIC REALTY ASSOCIATES, L.P.,
A Delaware limited partnership	LANDLORD

AND:	FLIR SYSTEMS, INC.,
An Oregon corporation	TENANT

By written lease dated February 11, 1985, Tenant leased from Landlord approximately 20,118 square feet of office, production and storage space located in Building F, PacTrust Business Center, 16505 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated on May 19, 1986, the Lease was amended and the term extended. By Lease Amendment dated March 6, 1989, Tenant leased an additional approximately 24,650 square feet of warehouse and office space and the Lease was extended. By Lease Amendment dated February 28, 1990, the Lease was amended. By Lease Amendment dated July 31, 1990, Tenant leased an additional approximately 2,656 square feet of office and storage space. By Lease Amendment dated August 29, 1991, the Lease was amended. By Lease Amendment June 24, 1992, Tenant leased an additional approximately 5,400 square feet of office and warehouse space located in Building D, PacTrust Business Center, 16195 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated January 21, 1993, Tenant leased an additional approximately 3,850 square feet of warehouse and office space in Building D and the term of the Lease was extended. By letter agreement dated February 5, 1993, the Lease was amended. By Lease Amendment dated August 26, 1993, Tenant leased an additional approximately 6,590 square feet of warehouse and office space in Building D and the Lease was amended. By Lease Amendment dated November 22, 1993, the Lease was amended. By Lease Amendment dated September 5, 1995, Tenant leased an additional approximately 9,160 square feet of office and warehouse space in Building D and the Lease was amended and extended. By Lease Amendment dated April 15, 1996, the Lease was amended. By Lease Amendment dated January 28, 1997, Tenant leased an additional approximately 12,415 square feet of office and warehouse space located in Building E, PacTrust Business Center, 16280 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 (hereinafter referred to as the “Seventh Additional Space”). Tenant’s leased area within Building D now totals approximately 25,000 square feet of office space. Tenant’s leased area within Building E now totals approximately 12,415 square feet of office and warehouse space. Tenant’s leased area within Building F now totals approximately 47,424 square feet of office, production, warehouse and storage space. Tenant’s leased area within Buildings D, E and F now totals approximately 84,839 square feet of office, production, warehouse and storage space (hereinafter referred to as the “Premises”). By Lease Amendment dated April 28, 1999, Tenant leased an additional approximately 4,500 square feet of office and warehouse space (hereinafter referred to as the “Eighth Additional Space”) and an additional approximately 6,789 square feet of office and warehouse space (hereinafter referred to as the “Ninth Additional space”), both located in Building E and the term of the Lease was extended. Tenant’s total leased area increased from approximately 84,839 to approximately 96,128 square feet of office, production, warehouse and storage space. Such documents are hereinafter jointly referred to as “the Lease.” The Lease expires September 30, 2005.

Tenant now wishes to relinquish approximately 10,923 square feet of office space in the Seventh Additional Space (hereinafter referred to as the “First Relinquished Space”), the entire Eighth Additional space (hereinafter referred to as the “Second Relinquished Space”), and the entire Ninth Additional Space (hereinafter referred to as the “Third Relinquished Space”), and as further referenced on Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1.	Commencing January 15, 2001, Tenant’s office space in Building E, PacTrust Business Center, 16280 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 shall be reduced by approximately 21,582 square feet. Tenant shall retain approximately 2,122 square feet of warehouse space in the Seventh Additional Space (hereinafter referred to as the “Retained space”). Tenant’s total leased area shall decrease from approximately 96,128 to approximately 74,546 square feet of office, production, warehouse and storage space.
2.	Base rent shall decrease according to the following schedule:

Period	Building D	Building E	Building F	Total Base Rent Per Month
January 15, 2001 through September 30, 2005	$23,250.00	$2,000.00	$48,847.00	$74,097.00

3.	This Lease Amendment shall be contingent upon Landlord obtaining a fully executed lease agreement from another party for approximately 10,293 square feet of office space (the First Relinquished Space), approximately 4,500 square feet of office space (the Second Relinquished Space), and approximately 6,789 square feet of office space (the Third Relinquished Space).
4.	Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

LANDLORD: PACIFIC REALTY ASSOCIATES, L.P., a Delaware limited partnership

	By:	PacTrust Realty, Inc., a Delaware corporation, its General Partner

Date: January 4, 2001		By:	/S/ DAVID G. HICKS
			Name:	David G. Hicks
			Title:	Vice President

TENANT: FLIR SYSTEMS, INC., an Oregon corporation

Date: December 27, 2000		By:	/S/ STEPHEN M. BAILEY
			Name:	Stephen M. Bailey
			Title:	Senior Vice President, Finance and Chief Financial Officer

2